SCHEDULE 14A INFORMATION

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HOST AMERICA CORPORATION
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HOST AMERICA CORPORATION
Two Broadway
Hamden, Connecticut 06518
(203) 248-4100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 26, 2005

TO THE SHAREHOLDERS OF HOST AMERICA CORPORATION:

            NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Host America Corporation, a Colorado corporation (the "Company"), will be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, on April 26, 2005, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting"), for the purpose of considering and acting upon the following matters:

1.	The election of four directors of the Company.

2.	The approval of the Company’s 2005 Stock Option Plan.

3.	The ratification of the appointment of J.H. Cohn, LLP as independent auditors for the year ending June 30, 2005.

4.	The transaction of such other business as may properly come before the Meeting.

            This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about April 1, 2005.

            Only holders of record of the Company's common stock and preferred stock at the close of business on March 31, 2005 are entitled to notice of and to vote at the Meeting.

            All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, which requires no additional postage if mailed in the United States. The granting of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

Geoffrey W. Ramsey PRESIDENT

Hamden, Connecticut
April 1, 2005

HOST AMERICA CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION

            The enclosed proxy is solicited by and on behalf of the Board of Directors of Host America Corporation, a Colorado corporation (the “Company” or “Host”), for use at the Company's Annual Meeting of Shareholders to be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, on April 26, 2005, at 9:00 a.m., local time, and at any adjournment thereof (the “Meeting”). This Proxy Statement and the accompanying proxy are being mailed to the shareholders of the Company on or about April 1, 2005.

            Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company's stock transfer agent or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to Computershare Investor Services at the address indicated on the envelope provided for the proxy. The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, fax or internet without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses for that purpose.

            All shares represented by valid proxies will be voted in accordance therewith at the Meeting. If no direction is made, validly executed and returned proxies will be voted for the election of the nominees for director named below, for ratification of the appointment of independent auditors and in the discretion of the proxy holders with respect to any other matters properly brought before the Meeting.

            The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2004 is being mailed along with these proxy materials to the Company's shareholders and contains financial information regarding the Company.

SHARES OUTSTANDING AND VOTING RIGHTS

            All voting rights are vested exclusively in the holders of the Company's $.001 par value Common Stock (the "Common Stock") and $.001 par value Series B Preferred Stock (“Series B Preferred Stock”), with each share entitled to one vote. Only shareholders of record at the close of business on March 31, 2005 are entitled to notice of and to vote at the Meeting. On March 31, 2005, the Company had 4,811,573 shares of Common Stock outstanding and 266,667 shares of Series B Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of directors. The Common Stock and Series B Preferred Stock vote as a single class. No fractional shares are presently outstanding.

            A majority of the outstanding shares of Common Stock and Series B Preferred Stock represented in person or by proxy will constitute a quorum at the Meeting. The four nominees for director receiving the most votes for election will be elected director, provided that a quorum is present. The proposals to approve the adoption of the 2005 stock option plan and to ratify the appointment of the independent auditors will be approved if the votes cast in favor of the proposal exceed the votes cast against it, again provided that a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors or the proposals to approve the adoption of the 2005 stock option plan and to approve the appointment of the independent auditors, but will be counted for purposes of determining if a quorum is present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            The following table sets forth certain information regarding persons known to us to beneficially own five percent or more of our common stock as of March 31, 2005. This information is based upon filings made by such persons with the Securities and Exchange Commission and upon information provided to us. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 31, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

Laurus Master Funds, Ltd. 825 Third Avenue, 14th Floor New York, NY 10022	2,090,933	(1)	39.55%
Roger Lockhart 20 Blue Water Circle Holiday Island, AR 72631	918,017	(2)	17.28%

________________

(1)	Includes 2,031,608 shares issuable upon conversion of two convertible promissory notes and common stock purchase warrants.
(2)

Mr. Lockhart is the beneficial owner of 416,830 shares of common stock, 266,667 shares of Series B preferred stock convertible into 266,667 shares of common stock, and warrants to purchase 234,520 shares of common stock.  Mr. Lockhart beneficially owns 100% of the issued and outstanding shares of Series B preferred stock.

SECURITY OWNERSHIP OF MANAGEMENT

            The following table sets forth certain information as of March 31, 2005, regarding the common stock beneficially owned by each director, each executive officer and all directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 31, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name.

            Unless otherwise indicated below, the address of each of the shareholders is c/o Host America Corporation, Two Broadway, Hamden, Connecticut 06518.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

Geoffrey W. Ramsey	483,930	(1)	9.59%
David J. Murphy	479,180	(2)	9.49%
Anne L. Ramsey	60,327	(3)	1.24%
Gilbert Rossomando	107,395	(4)	2.21%
Mark Cerreta	107,395	(5)	2.21%
Tammi Didlot	40,675	(6)	*
John D’Antona	51,924	(7)	1.07%
Patrick J. Healy	88,160	(8)	1.80%
C. Michael Horton	125,360	(9)	2.57%
Peter Sarmanian	73,250	(10)	1.52%
Nicholas M. Troiano	14,300	(11)	*
Ronald Sparks	449,777	(12)	9.31%
All Directors and Executive Officers as a Group (12 persons)	2,081,673		42.14%

*	Less than 1%.
(1)	Mr. Ramsey is the beneficial owner of 246,850 shares of common stock, options to purchase 230,000 shares of common stock and warrants to purchase 7,080 shares of common stock.
(2)	Mr. Murphy is the beneficial owner of 242,100 shares of common stock, options to purchase 230,000 shares of common stock and warrants to purchase 7,080 shares of common stock.
(3)	Ms. Ramsey is the beneficial owner of 577 shares of common stock, options to purchase 57,750 shares of common stock, and warrants to purchase 2,000 shares of common stock.

(4)	Mr. Rossomando is the beneficial owner of 53,895 shares of common stock and options to purchase 53,500 shares of common stock.
(5)	Mr. Cerreta is the beneficial owner of 53,895 shares of common stock and options to purchase 53,500 shares of common stock.
(6)	Ms. Didlot is the beneficial owner of 4,675 shares of Host common stock and options to purchase 36,000 shares of common stock.
(7)	Mr. D’Antona is the beneficial owner of 74 shares of common stock, options to purchase 51,750 shares of common stock and warrants to purchase 100 shares of common stock.
(8)	Mr. Healy is the beneficial owner of 1,000 shares of common stock, options to purchase 58,000 shares of common stock and warrants to purchase 29,160 shares of common stock.
(9)	Mr. Horton is the beneficial owner of 62,758 shares of common stock, options to purchase 12,750 shares of common stock and warrants to purchase 49,852 shares of common stock.
(10)	Mr. Sarmanian is the beneficial owner of 60,500 shares of common stock and options to purchase 12,750 shares of common stock.
(11)	Mr. Troiano is the beneficial owner of 1,250 shares of common stock, options to purchase 12,750 shares of common stock and warrants to purchase 300 shares of common stock.
(12)	Mr. Sparks is the beneficial owner of 431,777 shares of common stock and options to purchase 18,000 shares of common stock.

Changes in Control

            There is no agreement or understanding known to us, including any pledge by any person of our securities, the operation of which would at a subsequent date result in a change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Under the federal securities laws, Host’s directors and officers are required to report to the SEC their beneficial ownership of common stock or warrants and any changes in that ownership.  Specific dates for such reporting have been established by the SEC and Host is required to report in this report any failure to file by the established dates during fiscal year 2004.  Based upon a review of Host’s records during the fiscal year ended June 30, 2004, Host’s 10% shareholders, officers and directors satisfied all applicable filing requirements under Section 16(a) of the Exchange Act except for the following persons who failed to timely report on Form 3 or 4, as applicable, the following transactions: (i) Gilbert Rossomando failed to timely report on Form 4 the sale of 500 shares of common stock on April 5, 2004; (ii) C. Michael Horton failed to timely report on Form 3 his initial beneficial ownership upon being appointed to the board; and (iii) Nicholas Troiano failed to timely report on Form 3 his initial beneficial ownership upon being appointed to the board.  Forms 3 and Forms 4, as applicable, disclosing each of these transactions have been filed with the SEC.  In making this statement, Host has relied on the written representations of its directors and officers and copies of the reports that have been filed with the SEC.

PROPOSAL 1—ELECTION OF DIRECTORS

            The Company's articles of incorporation provide that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. Directors in each class are elected for three-year terms. The Board currently consists of eleven members, of which four are to be elected at the Meeting.

            The four nominees for director receiving the most votes for their election will be elected directors, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of each of the nominees named below as director for the term specified. If a nominee becomes unavailable for any reason, the persons named in the proxy are expected to vote for such nominees as are recommended by management or to reduce the number of persons to be elected. Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office.

            The Board of Directors has nominated four persons for election as director at the Meeting to serve for three-year terms. The nominees are currently serving as directors and have consented to serve for the new terms if re-elected.

            The Board of Directors recommends a vote "FOR" the election of each of the nominees identified below as a director for a three-year term.

Present Directors Nominated For Re-Election
Name	Age	Position	Director Since	Term to Expire

Gilbert Rossomando	47	President of Lindley and Director	2000	2008
John D’Antona	62	Director	1998	2008
Patrick J. Healy	61	Director	1998	2008
C. Michael Horton	62	Director	2004	2008

Directors Continuing in Service
Name	Age	Position	Director Since	Term to Expire

Geoffrey W. Ramsey	54	CEO, President, Treasurer and Director	1986	2007
David J. Murphy	47	CFO, Executive Vice President and Director	1986	2007
Anne L. Ramsey	57	Secretary and Director	1986	2006
Peter Sarmanian	34	Director	2003	2007
Nicholas M. Troiano	48	Director	2004	2006

            There are no family relationships among any directors, executive officers or persons nominated or chosen by Host to become a director or executive officer, except that Geoffrey Ramsey and Anne Ramsey are brother and sister.

            Additional information regarding the nominees for election as directors and the continuing directors of the Company follows:

Nominees

Gilbert Rossomando	President of Lindley and Director

Mr. Rossomando has served as a director of Host since July 2000 and is one of the founders of Lindley Food Services, Inc.  Mr. Rossomando served as an Officer and Director of Lindley from July 1995 to July 2000 and continues to be an officer of Lindley, as a subsidiary of Host, where he is responsible for cost analysis, sales and marketing, contract bidding and employee policies.  Mr. Rossomando has a Bachelors Degree in Business Administration and Food Service Management from the University of New Haven.

John D’Antona	Director

Mr. D’Antona has served as a director of Host since February 1998.  Mr. D’Antona has 25 years experience in a variety of food service marketing and sales positions and for the past five years, he has been the New England Regional Manager for Mother Parker Tea and Coffee.  Mother Parker Tea and Coffee was established in 1912, is a Canadian company and is the largest private label and producer of tea and coffee in North America.

Patrick J. Healy	Director

Mr. Healy has been a director since February 1998. He is the Senior Vice President for Finance and Administration for Quinnipiac University and has held this position for the past 20 years.  He received his undergraduate degree in accounting from Quinnipiac, his MBA from the University of New Haven, a doctorate in Educational Leadership, Higher Education Administration, from the University of Connecticut, and completed the higher education program at the Institute for Educational Management at Harvard University.  He has been on the Board of the Connecticut Chapter of the Leukemia and Lymphoma Society since 1992, where he served as Treasurer, Vice President, and Chapter President.  He was elected to the National Board of the Leukemia and Lymphoma Society in 1996, and also serves on the Board of The Children’s Corner in Ridgefield, Connecticut.

C. Michael Horton	Director

Mr. Horton has been a director since February 2004.  Mr. Horton has been a professional engineer since 1969.  From 1994 to the present, Mr. Horton has been the President of Michael Horton & Associates, Inc., a Hamden, Connecticut firm that provides structural consulting services to owners, architects and contractors, including restoration of historical structures and claims investigations for insurance companies.  From 1982 to 1994, Mr. Horton was a partner at Martin-Horton Associates in New Haven, Connecticut, a firm that provided structural consulting services to owners, architects and contractors, and claims investigation for insurance companies.  Mr. Horton was employed as a Vice President and engineer for Cahn Engineers, a civil engineering firm in Wallingford, Connecticut, from 1974 to 1982.  Mr. Horton received a B.S. from Iowa State University.

Continuing Directors

Geoffrey W. Ramsey	CEO, President, Treasurer and Director

Mr. Ramsey, Host’s co-founder, has been the CEO, President, Treasurer and a director of Host since March 1986.  Mr. Ramsey has more than 30 years experience in the food service industry. Currently, he is responsible for the day-to-day management of all marketing and sales activities for Host.  He also is responsible for future growth planning and evaluating potential acquisition candidates.  He has developed a comprehensive sales program for manual dining operations, vending and other ancillary services.  Prior to 1986, Mr. Ramsey operated a number of diverse food service operations.  These included the University of New Haven, Southern Connecticut State University, Choate – Rosemary Hall and others.  Mr. Ramsey was Personnel and Training Specialist for ARA Services and has a B.S. degree from the University of New Haven and a A.A.S. degree from the Culinary Institute of America.

David J. Murphy	CFO, Executive Vice President and Director

Mr. Murphy, a co-founder of Host, has been CFO, Executive Vice President and a director of Host since March 1986.  Mr. Murphy has more than 25 years experience in the industry.  Currently, he is responsible for all financial and operational aspects of Host.  From 1984 to 1986 he was the Operations Manager for Campus Dining at the University of New Haven and served as Adjunct Professor in the Hotel, Restaurant and Tourism School.  From 1983 to 1984 he was involved in operations at Hamilton College in Clinton, New York and Fairleigh Dickinson University in Madison, New Jersey.  Mr. Murphy received his B.S. degree in International Business from Quinnipiac University in Hamden, Connecticut, and a certificate in Exporting Marketing from the same college.  He has also completed post graduate courses in business.  Mr. Murphy is a member of the National Restaurant Association and the National Association of College and University Food Services and is listed in 1986-1987 Directory of Hospitality Educators.

Anne L. Ramsey	Secretary and Director

Ms. Ramsey has been the Secretary and a director of Host since March 1986. Along with her duties as Corporate Secretary, Ms. Ramsey serves as the Human Resources Director.  Prior to 1986, she was Vice President of Operations for Comstock Leasing, Inc. in San Mateo, California from 1984 to 1985.  From 1980 to 1984, she was Operations Manager for Comstock Leasing.

Peter Sarmanian

Director

Mr. Sarmanian has been a director since December 23, 2003.  From February 1997 to the present, Mr. Sarmanian has been the co-founder and President of Classic Restaurant Concepts, LLC, a Massachusetts based restaurant company, which operates upscale Irish pubs and restaurants.  In March 2002, Mr. Sarmanian co-founded Strategic Energy Technology Group of Farmingham, Massachusetts, which specializes in the design and distribution of electrical energy conservation products and systems.  Mr. Sarmanian received a BSBA degree from the University of Denver in 1993.

Nicholas M. Troiano	Director

Mr. Troiano has been a director since February 2004.  Mr. Troiano is an attorney engaged in the practice of law in New Haven, Connecticut.  From 2000 to the present, he has been a solo practioner in private practice in New Haven, Connecticut.  He was an Assistant Town Attorney for the Town of Hamden, Connecticut from 1998 to 2000.  From 1996 to 1998, Mr. Troiano was a partner at Liberli & Troiano in New Haven, Connecticut.  From 1993 to 1996, Mr. Troiano worked in the Chief Clerk’s Office of the Superior Court of New Haven.  He served as counsel and research analyst for House Republican members of the House of Representatives of the Connecticut General Assembly from 1988 to 1991.  Mr. Troiano also served on the Hamden Legislative Council as Sixth District Councilman from 1991 to 1997.  Mr. Troiano received a B.A. from Lake Forest College and a J.D. from the University of Puget Sound School of Law.

MEETINGS OF DIRECTORS AND COMMITTEES

            The Board has determined that Messrs. D’Antona, Healy, Horton, Sarmanian and Troiano have no material relationship with the Company, directly or indirectly, that would interfere with the exercise of independent judgment, and are “independent” within the meaning of Nasdaq’s director independence standards.  For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Host.  The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the Nasdaq’s listing standards.  The Board will consider all relevant facts and circumstances in making an independence determination.  The Company's Board of Directors held eight (8) meetings during 2004 and took various other corporate actions pursuant to unanimous written consents. The Company has established Audit and Compensation Committees. Certain information about these committees is provided below. All directors attended 100% of the Board and assigned committee meetings during 2004.

            The Audit Committee is presently composed of Patrick Healy, Peter Sarmanian, and Nicholas Troiano. The Audit Committee assists the board in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of Host and its subsidiaries.  This includes assisting the board in overseeing (i) the integrity of Host’s financial statements; (ii) Host’s compliance with legal and regulatory requirements; (iii) the Independent Registered Public Accounting Firm’s qualifications and independence; and (iv) the performance of Host’s internal audit function and Independent Registered Public Accounting Firm.  The committee retains Host’s Independent Registered Public Accounting Firm, subject to shareholder ratification, and consults with and reviews the reports of Host’s Independent Registered Public Accounting Firm and those of Host’s internal financial staff.  Each member of the Audit Committee satisfies the independence standards specified in the applicable NASD listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (“1934 Act”).  All current members of the Audit committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.  The Board has determined that Patrick Healy qualifies as an audit committee financial expert as defined within Section 229-401(h) of the 1934 Act.  The Audit Committee held four meetings during 2004. See “Audit Committee Report” below.

            The Compensation Committee is presently composed of Michael Horton, John D’Antona, Patrick Healy and Nicholas Troiano.  The Compensation Committee assists the Board in establishing compensation for key employees and administers employee benefit plans. The Board believes that each member of the Compensation Committee satisfies the independence standards specified in the NASD listing standards.  One meeting was held during 2004.

            The Company does not currently have a nominating committee or a nominating committee charter.  To comply with the recently adopted Nasdaq corporate governance listing standards, director nominees will be recommended for the Board’s selection by a majority of the independent directors.  Candidates are evaluated using criteria including independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent shareholders.

Code of Ethics

            The Board of Directors has adopted a Code of Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors.  The Code of Ethics applies to our directors, executive officers and employees and covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct.  The Board will not permit any waiver of any ethics policy for any director or executive officer concerning Host’s conduct, or any employee who has concerns about Host’s accounting, internal accounting controls or auditing matters.  Our Code of Ethics is filed as Exhibit 14 to our annual report on Form 10-KSB for the fiscal year ended June 30, 2004.  We undertake to provide without charge, upon request, a copy of our Code of Ethics.  Requests should be submitted in writing to the attention of Anne L. Ramsey at Two Broadway, Hamden, Connecticut 06518.

Shareholder Communications with the Board

            Any shareholder desiring to contact the Board of Directors, or any individual director, may do so by written communication directed to Anne L. Ramsey, c/o Host America Corporation, Two Broadway, Hamden, Connecticut 06518.  Any communications received that are directed to the Board will be processed by Ms. Ramsey and distributed to the Board, the Audit Committee or individual directors, as appropriate.  If it is unclear from the communication received whether it was intended or appropriate for the Board, Ms. Ramsey will (subject to any applicable regulatory requirements) use her business judgment to determine whether such communication should be conveyed to the Board or the Audit Committee.

Shareholder Procedures to Nominate Directors

            The Company’s independent directors will consider qualified candidates for possible nomination that are submitted by shareholders in accordance with the Company’s Bylaws and policies regarding director nominations.  Any shareholder nominations will be evaluated using the same criteria as are applicable to persons nominated by other sources.

            Shareholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable SEC proxy rules, including (in addition to the information required in the Bylaws or by applicable law): (i) the full name and resident address of nominee; (ii) the age of nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of common stock held by nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected.  In addition, the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on the corporation’s books, of such shareholder and such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) any material interest of the shareholder.

AUDIT COMMITTEE REPORT

            The Audit Committee of the Board of Directors is composed of three directors, Messrs. Healy, Sarmanian and Troiano, all of whom are considered independent as independence for audit committee members is defined by the Nasdaq corporate governance listing standards.  Mr. Healy is considered by the board to be an “audit committee financial expert” as defined by SEC rules.  The committee operates under a written charter attached as Appendix A to this Proxy Statement.

            The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent auditors, subject to shareholder ratification.

            Management is responsible for preparing the Company's financial statements. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

            In this context, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

            The Company's independent auditors also provided to the committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the committee discussed with the independent accountants that firm's independence. The committee has considered whether the independent auditors provision of non-audit services is compatible with maintaining the independence of the auditors and has determined that the services and fees are compatible with the independence of the auditors.

            Based on the above discussions and review with management and the independent accountants, the committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Patrick J. Healy
Peter Sarmanian
Nicholas Troiano

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

            The following provides certain information concerning the executive officers of the Company who are not also a directors:

Mark Cerreta	Executive Vice President of Lindley
Mr. Cerreta is a co-founder of Lindley Food Services, Inc., and since July 2000 has served as the Executive Vice President in charge of Host’s Lindley operations. From July 1995 to July 2000,

Mr. Cerreta served as an officer and director of Lindley.  Mr. Cerreta is currently responsible for customer relations, purchasing, commodity processing for donated foods and negotiating bid pricing with manufacturers.  He has a Bachelors degree in Business Administration and Food Service Management from the University of New Haven.

Ronald R. Sparks	President of R.S. Services

Mr. Sparks is the co-founder of R.S. Services, Inc. and since October 2000 has served as its President.  Mr. Sparks has more than 27 years experience in the electrical contracting industry.  Currently he is responsible for the day-to-day management of all marketing, financial, and sales activities for R.S. Services.  He currently holds Electrical Contractor Licenses in more than 20 states.  Prior to October 2000, Mr. Sparks served as Vice President and General Manager for Ellsworth Electric.  He has provided services and contracts all over the United States and Mexico.

            Each officer of the Company holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors if in its judgment it is in the best interests of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following information is furnished for the years ended June 30, 2004, June 30, 2003 and 2002, for the Company's Chief Executive Officer and the three other executive officers of the Company whose salary and bonus exceeded $100,000 during 2004.

SUMMARY COMPENSATION TABLE
Annual Compensation					Long Term Compensation
					Awards		Pay- outs
(a) Name And Principal Position(1)	(b) Year(2)	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compen- sation ($)(3)	(f) Restricted Stock Award(s) ($)	(g) Options/ SARs (#)	(h) LTIP Pay- outs ($)	(i) All Other Compen- sation ($)(4)

Geoffrey W. Ramsey President and CEO	2004 2003 2002	$162,000 $154,000 $147,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 50,000 50,000	0 0 0	$19,300 $19,300 $19,300

David J. Murphy Vice President and CFO	2004 2003 2002	$156,000 $149,000 $141,750	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	50,000 50,000 50,000	0 0 0	$12,500 $12,500 $12,500

Gilbert Rossomando President of Lindley	2004 2003 2002	$156,000 $149,000 $142,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	18,000 18,000 18,000	0 0 0	$12,500 $12,500 $12,500

Mark Cerreta Executive Vice President of Lindley	2004 2003 2002	$156,000 $149,000 $142,000	$ -0- $ -0- $ -0-	$6,500 $6,500 $6,500	0 0 0	18,000 18,000 18,000	0 0 0	$12,500 $12,500 $12,500

(1)

On February 16, 2005, Host entered into an employment agreement with Ronald Sparks to serve as the President of Host’s R.S. Services subsidiary through February 16, 2008.  Mr. Sparks will receive an initial salary of $125,000, performance bonuses and such other benefits as are afforded to other executive officers of the Company, including a car allowance and health, life and disability insurance.

(2)	Periods presented are for the fiscal years ended June 30, 2004, June 30, 2003 and June 30, 2002.
(3)	Host gives Messrs Ramsey, Murphy, Rossomando and Cerreta a car allowance valued at approximately $6,500 per year.
(4)
Includes health, life and disability insurance for Messrs. Ramsey, Murphy, Rossomando and Cerreta.

Compensation of Directors

            Directors receive $500 for each meeting of the Board attended, $250 for participation in each meeting of the Board by telephone conference and $250 for participation, in person or by telephone conference, in each committee meeting.  Directors are reimbursed for out-of-pocket expenses in attending meetings of the Board of Directors or committees.

Employment Contracts

            Host has employment agreements with Geoffrey Ramsey and David Murphy for terms extending through 2009.  Mr. Ramsey’s agreement provides for an annual salary of $174,224 and for stock options, not specified in amount but on a basis consistent with those offered to other officers.  Mr. Murphy’s agreement provides for an annual salary of $168,000 and the same stock options.  In addition, the employment agreements provide that if the executive were to terminate employment for good reason, defined to include a change of control among other circumstances, or if Host terminated his employment for any reason except good cause as defined, Host would pay severance benefits of his salary and fringe benefits throughout the term of the agreement or for two years, whichever is greater.   If such termination occurred after a change of control, Host would pay a special severance benefit equal to six months’ salary, plus fringe benefits, for every calendar year of his employment with Host.  In the event that the executive’s employment terminated because of his disability, Host would pay a severance benefit of one year’s salary plus benefits.   The employment agreements provide that any disputes will be settled by binding arbitration rather than court action.

            Host has employment agreements with Gilbert Rossomando and Mark Cerreta for terms extending through August 1, 2008.  Messrs. Rossomando and Cerreta each receive a base salary of $156,000 a year and benefits, including a car allowance and health and disability insurance.  The salaries of Messrs. Rossomando and Cerreta were increased to $164,000 on August 1, 2004 in accordance with the terms of their employment agreements.

            The Company has a three-year employment agreement with the President of R.S. Services, Inc., Ronald Sparks, which commenced on February 1, 2005.  Mr. Sparks receives a base salary of $125,000 a year and benefits, including a car allowance and health, life and disability insurance. He is also eligible to receive incentive bonuses based upon the performance of the R.S. Services operations.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

            The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all equity compensation plans not previously approved by shareholders as of June 30, 2004.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	165,000 (1) 457,250 (2) 396,400 (3)	$3.15 $2.42 $7.24	0 0 103,600
Equity compensation plans not approved by shareholders	12,000 (4)	$5.00	0

Total	1,030,650	$4.42	103,600

(1)	Issued under the Host America Corporation 1998 Stock Option Plan
(2)	Issued under the Host America Corporation 2000 Stock Option Plan
(3)	Issued under the Host America Corporation 2003 Stock Option Plan
(4)	Issued to executive officers and directors in August 1997.

Options Granted to Directors and Executive Management

            For information concerning options granted to directors and executive officers, please refer to the footnotes under “Security Ownership of Management” beginning on page 4 of this Proxy Statement.

Stock Options Granted to Executive Officers During Last Fiscal Year

             The following table sets forth certain information regarding grants of stock options to the Company’s executive officers listed in the summary compensation table who received stock options during fiscal year 2004.  The fair value of the option grant was estimated on the date of the grant based on the then market price of Host’s Common Stock.

Name (a)	Number of Secu- rities Underlying Options/SARs Granted (#) (b)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year (c)	Exercise Of Base Price ($/Sh) (d)	Expiration Date (e)

Geoffrey W. Ramsey	50,000	22.4%	$7.30	3/31/14
David J. Murphy	50,000	22.4%	$7.30	3/31/14
Gilbert Rossomando	18,000	8.1%	$7.30	3/31/14
Mark Cerreta	18,000	8.1%	$7.30	3/31/14

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

            The following table sets forth certain information with respect to stock options exercised by the Company’s executive officers listed in the summary compensation table during fiscal year 2004.  In addition, the table sets forth the number of shares covered by unexercised stock options held by such executive officers as of June 30, 2004 and the value of “in-the-money” stock options which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of June 30, 2004.

Name (a)	Shares Acquired On Exercise (b)	Value Realized ($) (c)	Number Of Unexercised Securities Underlying Options/SARs At FY-End (#) Exercisable/ Unexercisable (d)	Value Of Unexercised In-The-Money At FY-End ($) Exercisable/ Unexercisable (e)

Geoffrey W. Ramsey	0	0	230,000/0	$517,600/0
David J. Murphy	0	0	230,000/0	$517,600/0
Gilbert Rossomando	0	0	53,500/0	$107,160/0
Mark Cerreta	0	0	53,500/0	$107,160/0

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation

             All decisions on compensation for the Company’s executive officers are made by the Compensation Committee of the Board.  The executive compensation program presently consists of annual base salary, incentive bonuses, incentives in the form of stock options and restricted stock grants.

             The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the Company’s success and the contributions of each executive to that success.  In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that incentive compensation should reflect the Company’s performance and the contributions of each executive.

             External competitiveness is an important element of the Committee’s compensation policy.  The competitiveness of compensation of the Company’s executives is assessed by comparing it to market data.

             The process of determining each of the elements of compensation for the Company’s executive officers is outlined below.

             Base Salary

             Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size, market capitalization and complexity.  Executive salaries are adjusted gradually over time and only as necessary to meet this objective.  Increases in base salary may be moderated by other considerations, such as geographical or regional market data, industry trends and internal fairness.  It is the Committee’s intention that over time the base salaries for the CEO and the other executive officers will approach the mid-point of competitive data.

             Stock Incentive Program

             The Company’s primary goal is to excel in the creation of long-term value for the Company’s shareholders.  The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase the Company’s Common Stock.

             The Committee and management believe that awards of stock options to purchase the Company’s shares accomplish many objectives.  The grant of options to key employees encourages equity ownership in the Company, and closely aligns management’s interest to the interests of all the shareholders.  The emphasis on stock options also results in management’s compensation being closely linked to stock performance.

             Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically.  The Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive’s future potential within the organization), as well as the value of previously awarded options as described above, in determining awards.

Policy on Deductibility of Compensation

             The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to Host’s compensation practices.  Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as “performance based.”   The annual cash compensation paid to Host’s individual executives does not approach the $1 million threshold, and the Company believes that its stock incentive plans qualify as “performance based.”  Therefore, Host does not believe any further action is necessary in order to comply with Section 162(m).  From time to time, the Committee will re-examine the Company’s compensation practices and the effect of Section 162(m).

2004 CEO Compensation

             Cash compensation for Mr. Geoffrey Ramsey is reviewed by both the Compensation Committee and the full Board.  The Committee and the Board evaluate Mr. Ramsey’s performance and compensation using a process similar to that used for the Company’s other executive officers.  We considered Mr. Ramsey’s level of compensation appropriate based on his leadership, his execution of strategy of implementing Host’s energy division and his leadership in improving the Company’s culture and diversity and instituting a structure of corporate governance.

             Awards to Mr. Ramsey of stock options to purchase the Company’s shares of Common Stock are reviewed and determined periodically by the Compensation Committee using criteria similar to that used for the Company’s other executive officers.  During the fiscal year ended June 30, 2004, Mr. Ramsey was granted options to purchase 50,000 shares of stock at $7.30, which was the closing market price on the date of grant.

The Compensation Committee of the Board of Directors John D’Antona C. Michael Horton Patrick J. Healy Nicholas Troiano

COMPARATIVE PERFORMANCE GRAPH

             The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns (assuming reinvestment of dividends) for the Company’s Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by Host.  The following graph assumes $100 invested on June 30, 1999 in Host’s Common Stock, the S&P 500, the S&P Small Cap 600, the Russell 2000 Index and a peer group of companies.  The stock price performance shown on the following graph is not necessarily indicative of future price performance.

Comparison of 5 Year Cumulative Total Return Among Host America Corporation,
The Standard & Poor’s 500, The Standard & Poor’s Small Cap 40,
The Russell 2000 Index and The Peer Group of Companies
from June 30, 1999 to June 30, 2004

Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100

Date	CAFÉ	S&P 500	S&P Small Cap 600	Russell 2000	Peer Group

1999	100.0	100.0	100.0	100.0	100.0
2000	256.6	106.0	113.6	113.0	82.7
2001	141.5	89.2	124.9	112.0	129.4
2002	141.5	72.1	124.7	101.1	144.6
2003	102.8	71.0	119.1	98.0	63.9
2004	258.5	83.1	159.7	129.2	86.2

Indices:

            1.  S&P 500: Widely regarded as the best single gauge of the U.S. equities market, this world-renowned index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large-cap segment of the market, with over 80% coverage of U.S. equities, it is also an ideal proxy for the total market.

            2.  S&P Small Cap 600: The S&P SmallCap 600 is fast becoming the preferred small-cap index in the U.S., covering approximately 3% of the U.S. equities market. The S&P SmallCap 600 is designed to be an efficient portfolio of companies that meet specific inclusion criteria to ensure that they are investable and financially viable. It makes up the final piece of the S&P U.S. index series that can be used as building blocks for portfolio construction.

            3.  Russell 2000: The Russell 2000 Index offers investors access to the small-cap segment of the U.S. equity universe.

            4.  CAFÉ's Peer Group is comprised of the following companies: Buca, Inc, Sizzler, Chammps, Quality Dining, Back Yard Burger, Main Street, Cosi and Lubys'.

PROPOSAL 2—ADOPTION OF THE 2005 STOCK OPTION PLAN

            The Company’s existing stock option plan (the 2003 Stock Option Plan) was adopted in 2003 and as of June 30, 2004 there currently exists only 103,600 stock options available under the plan.  As a result, on March 10, 2005, the Board of Directors of the Company, subject to shareholder approval, adopted the 2005 Stock Option Plan (the “2005 Plan”). The purpose of the 2005 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership in the Company.  A copy of the 2005 Plan is attached as Annex B to this Proxy Statement and the description of the 2005 Plan set forth below is qualified in its entirety by reference to the full text of the 2005 Plan.  In addition, the Company makes no guarantee as to the tax consequences described below with respect to the grant or exercise of an option, or sale of the stock covered by an option.

Description of the 2005 Plan

            The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 2005 Plan is five hundred thousand (500,000) shares.  Shares issuable under the 2005 Plan may be either treasury shares or authorized but unissued shares.  The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

            Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2005 Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the 2005 Plan, by such committee (the “Plan Administrator”).  Except for the terms and conditions explicitly set forth in the 2005 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

            Options granted under the 2005 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Code or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such

Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof.  During an optionee's lifetime, any Incentive Options granted under the Plan are personal to such optionee and are exercisable solely by such optionee.

            The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

                        (a)  delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

                        (b)  delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

                        (c)  delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the Option exercise price.

            To the extent permitted by applicable law, the Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.

            Upon a merger or consolidation in which securities possessing more than 25% of the total combined voting power of the Company's outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction, the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company the sale, transfer or other disposition of all or substantially all of the Company's assets to an unrelated entity, or a change in the identity of more than three (3) directors over a two-year period each, a ("Corporate Transaction"), any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Notwithstanding the foregoing, any Option granted to an employee shall not become fully vested until such time as the employee experiences an involuntary termination of employment (other than on account of misconduct).

            Incentive Options granted under the 2005 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

            Additional rules apply under the Code to the grant of Incentive Options. For instance an Incentive Option must be exercised within 10 years after the date of grant, unless granted to an individual owning more than 10% of the Company's stock, in which case the exercise period may not exceed five (5) years. Similarly, an Incentive Option must be granted at an exercise price that equals or exceeds 100% of the fair market value of the underlying stock at the time of grant, a threshold that is increased to 110% of such fair market value in the case of a grant to an individual owning more than 10% of the Company's stock.

            For federal income tax purposes, the grant to an optionee of a Non-Incentive Option generally will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, the Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

            For federal income tax purposes, in general, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an "incentive stock option" under Code §422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

            The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

            The Board may amend, alter, suspend, discontinue or terminate the 2005 Plan at any time, except that any such action shall be subject to shareholder approval at the annual meeting next following such Board action if such shareholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for shareholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2005 Plan may materially impair the rights of any participant with respect to any vested Option granted before amendment without such participant's consent. Unless terminated earlier by the Board, the 2003 Plan shall terminate upon the earliest to occur of (i) 10 years after the Effective Date of the 2005 Plan or (ii) the date on which all shares of Common Stock available for issuance under the 2005 Plan shall have been issued as vested shares. Upon such 2005 Plan termination, all Options and unvested stock issuances outstanding under the 2005 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.

New Plan Benefits

            It is presently not determinable as to whether any benefits or amounts will be received by or allocated to the Company's executive officers, directors or employees. Further, had the 2005 Stock Plan been in effect during the last completed fiscal year, none of the Company's executive officers, directors or employees would have received benefits or amounts under the 2005 Stock Plan.  Information concerning stock option grants to the Company’s executive officers and directors is set forth under “Executive Compensation” beginning on page 16 of this proxy statement.

            The Board of Directors recommends a vote “FOR” approval of the adoption of the 2005 Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF J. H. COHN, LLP
AS INDEPENDENT AUDITORS FOR 2005

            The Board of Directors has, subject to shareholder ratification, appointed the firm of J.H. Cohn, LLP as independent auditors to examine the books of the Company and its subsidiaries for the year ending June 30, 2005, and to report on the consolidated balance sheets, statements of income and other related statements of the Company and its subsidiaries. J.H. Cohn has served as independent auditors for the Company since June 28, 2004.  Prior to June 28, 2004, Carlin, Charron & Rosen, LLP (“Carlin”) was engaged as the Company’s independent public accountants.

            Carlin’s reports on the Company’s consolidated financial statements for each of the years ended 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles.  However, their report for the year ended June 30, 2002 was modified to include an explanatory paragraph which indicated substantial doubt regarding the Company’s ability to continue operations as a going concern.  During the years ended June 30, 2002 and June 30, 2003 and the subsequent interim periods through June 28, 2004, the date of resignation, there were no disagreements with Carlin on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Carlin’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

            During the years ended June 30, 2002 and 2003, including the subsequent interim period through June 28, 2004, the Company did not consult J.H. Cohn with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

            Representatives of J.H. Cohn, are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to questions posed by the shareholders.  Ratification of the appointment of J.H. Cohn as the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock  and Series B Preferred stock voting on such matter. Abstentions and shares held by a broker, as nominee, that are not voted on this matter will not be included in determining the number of votes cast.

            The Board of Directors recommends a vote "FOR" approval of the proposal to ratify the appointment of J.H. Cohn, LLP as the Company's independent auditors for 2005.

FEES PAID TO INDEPENDENT AUDITORS

            The following table shows the aggregate fees billed to Host for professional services by Carlin, Charron & Rosen, LLP for the fiscal years 2004 and 2003, respectively(1):

Fiscal 2004

Fiscal 2003

Audit Fees	$ 134,000	$ 50,150
Audit-Related fees	10,500	750
Tax Fees	16,820	12,460
All Other Fees	-	-

Total Fees	$ 161,320	$ 63,360

________________

(1)

As reported on Form 8-K dated June 28, 2004, we engaged J.H. Cohn, LLP as our independent registered public accounting firm on June 28, 2004.  As a result, fees reflected in the table are those fees billed by Carlin during fiscal 2004 and 2003 for the services listed.  J.H. Cohn did not provide any professional services to Host during the fiscal years ended June 30, 2004 and 2003.

            Audit Fees.  This category includes the aggregate fees billed for professional services rendered for the audits of Host’s consolidated financial statements for fiscal years 2003 and 2002, for the reviews of the financial statements included in Host’s quarterly reports on Form 10-Q during fiscal 2004 and 2003, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

            Audit-Related Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for due diligence in connection with acquisitions, accounting consultation and audits of employee benefit plans.

            Tax Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

            All Other Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

            In accordance with the pre-approval policies and procedures established by the audit committee, the committee pre-approved approximately 76% of the audit-related fees, tax fees and other fees during the fiscal year ended 2003, and approximately 77% of such fees during the fiscal year ended 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lindley

            The Company leases approximately 3,000 square feet of office space in Bridgeport, Connecticut for Lindley from Gilbert Rossomando and Mark Cerreta.  The rent on the lease is $3,000 per month.  We believe this is a competitive lease rate for similar real estate in Bridgeport.  All future transactions with management must be reviewed and approved by all of Host’s independent directors.

            In September 2003, Messrs. Rossomando and Cerreta notified us that they would be electing to exercise a portion of their earnings interest in the Lindley profits, which they are entitled to pursuant to the share purchase agreement between Host and Lindley.  Host will pay to Messrs. Rossomando and Cerreta, in the aggregate, $141,600.  Amounts due to Messrs. Rossomando and Cerreta totaled $118,100 as of June 30, 2004.  Host is repaying this obligation in monthly installments of $11,800 plus 12% interest.

GlobalNet

            As a result of the acquisition of GlobalNet, Host is related to certain entities through common ownership.  Specifically, former GlobalNet shareholders who are now Host shareholders and/or officers of Host’s GlobalNet subsidiary are principals in EnergyNSync, RS Services and K.W.M. Electronics Corporation.  EnergyNSync is the owner of certain technology, which makes up proprietary software used in the GlobalNet products.  EnergyNSync currently has a production agreement with K.W.M Electronics, an affiliated manufacturer, to install this software on the circuit boards used in production of the GlobalNet products.  EnergyNSync currently has these boards shipped to RS Services, a newly acquired subsidiary of Host, where final assembly of the control panels is completed.  The finished control panels are then sold to GlobalNet by EnergyNSync.  GlobalNet has entered into a license/distribution agreement with EnergyNSync, providing GlobalNet with certain distribution rights to the EnergyNSync technology and products.  Certain officers, directors and majority shareholders of Host, including Peter Sarmanian and Roger Lockhart, are controlling shareholders of EnergyNSync.  In addition, Roger Lockhart and two other former GlobalNet shareholders who are now shareholders of Host, comprise the board of directors of EnergyNSync.  Accordingly, the terms and conditions of the license/distribution agreement should not be deemed arms length in nature.

            On February 11, 2004, KWM Electronics borrowed $125,000 from GlobalNet.  Accordingly, KWM issued a promissory note to GlobalNet in the amount of $125,000, which bears interest at 7.5% and has a maturity date of August 11, 2004.  On August 10, 2004, the Board of Directors for Host authorized the extension of the KWM note until the date Host and KWM sign an asset purchase agreement or June 30, 2005, whichever is sooner.  GlobalNet recorded $3,642 of interest income on this note for the period from February 11, 2004 to June 30, 2004.  The president of KWM is also the chief operating officer of GlobalNet.

Private Placements

            From November 1, 2002 through February 28, 2003, Host privately placed 59 units at $25,000 per unit, each unit consisting of one 12% unsecured promissory note in the amount of $25,000 due January 31, 2008 and one warrant to purchase 7,080 shares of Host’s common stock at an exercise price of $2.00 per share, exercisable from December 31, 2003 to January 31, 2008.  The units were offered and sold on a best efforts basis by officers and directors of Host and by View Trade Securities, Inc., a licensed NASD broker-dealer.  View Trade received a commission of 10% of the gross proceeds from the Units sold by it (commission payments totaled $122,500).  Roger Lockhart, a registered representative of View Trade is a major shareholder of Host.  Officers and directors of Host did not receive any commission or other remuneration for units sold by them.  Of the 59 units sold, officers, directors and affiliates, including Mr. Lockhart, purchased a total of 20 units for a purchase price of $500,000.

            On August 11, 2003, Host privately offered and sold 266,667 shares of its newly created Series B convertible preferred stock to Roger Lockhart for an aggregate purchase price of $400,000, or $1.50 per share.  The preferences and conversion rights of the Series B convertible preferred stock are disclosed elsewhere in this report.

            From October 1, 2003 through December 31, 2003, Host privately placed 500,000 shares of common stock at $5.00 per share with 24 investors.  The shares were offered and sold on a best efforts basis by officers and directors of Host and by View Trade.  View Trade received a commission of 10% of the gross proceeds from the shares sold by it.  In addition, for every 10 shares of common stock sold, View Trade or its agent received one warrant to purchase one share of common stock at $5.50 per share, exercisable for a period of 5 years.  As discussed elsewhere, Roger Lockhart is a registered representative of View Trade.  Officers and directors of Host did not receive any commission or other remuneration for shares sold by them.

            From January 8, 2004 through May 27, 2004, Host privately placed 80 units at $25,000 per unit, each unit consisting of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and one warrant to purchase 7,500 shares of Host’s common stock at an exercise price of $10.00 per share, exercisable from December 31, 2004 to January 31, 2009.  The units were offered and sold on a best efforts basis by officers and directors of Host and by View Trade.  View Trade received a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $192,500).  In addition, View Trade also received 57,750 warrants to purchase Host’s common stock at an exercise price of $10.00, exercisable from December 31, 2004 until January 31, 2009.  As disclosed elsewhere, Roger Lockhart is a registered representative of View Trade.  Officers and directors of Host did not receive any commission or other remuneration for the units sold by them.  Of the 80 units sold, officers, directors and affiliates, including Mr. Lockhart, purchased a total of 6 units for a purchase price of $150,000.

            On January 19, 2005, in consideration of $100,000 from C. Michael Horton, the Company issued an Unsecured Convertible Promissory Note for $100,000 at 7½% interest with a due date of January 19, 2007.  On January 19, 2006 through January 29, 2007, Mr. Horton will have the option of having the Company pay off the $100,000 Unsecured Convertible Promissory Note by issuing 24,390 restricted shares of Host America Corporation Common Stock.  In addition, on January 19, 2005, in consideration of $100,000 from C. Michael Horton, the

Company issued 24,390 restricted shares of Host America Corporation Common Stock.  Officers and directors of Host did not receive any commission or other remuneration for shares sold by them.

OTHER BUSINESS

            As of the date of this Proxy Statement, management of the Company is not aware of any matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

FINANCIAL INFORMATION

            The Company's Annual Report to Shareholders for the year ended June 30, 2004 is enclosed. The Company will provide without charge to any shareholder of record or beneficial owner of Common Stock or Series B Preferred Stock a copy of the Company's 2004 Annual Report to Shareholders or the 2003 Annual Report on Form 10-KSB (without exhibits), including financial statements filed with the SEC. Any such request should be directed to Host America Corporation, Two Broadway, Hamden, Connecticut 06518, Attention, Anne Ramsey, Secretary.

SHAREHOLDER PROPOSALS

       Shareholders interested in presenting a proposal for consideration at the Company’s Annual Meeting in the year 2005 may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  To be eligible for inclusion in the Company’s Proxy Statement, proposals must be received by the Company no later than October 1, 2005.

Geoffrey W. Ramsey PRESIDENT

Hamden, Connecticut
April 1, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

I.	CONTINUOUS ACTIVITIES – GENERAL

	1.	Provide an open avenue of communication between the independent auditor and the Board of Directors.

	2.	Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

	3.	Confirm and assure the independence of the independent auditor.

	4.	Review with the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5.

Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the American Institute of Certified Public Accountants (AICPA) and Related Entities.

	6.	Consider and review with the independent auditor:

		a.	The adequacy of AICPA’s and Related Entities’ internal controls including computerized information system controls and securities.

		b.	Related findings and recommendations of the independent auditor with management’s responses.

	7.	Consider and review with management and the independent auditor:

		a.	Significant findings during the year, including the Status of Previous Audit Recommendations.

		b.	Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

8.

Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

	9.	Report periodically to the Board of Directors on significant results of the foregoing activities.

	10.	Instruct the independent auditor that the Board of Directors, as the members’ representative, is the auditor’s client.

II.	CONTINUOUS ACTIVITIES – RE: REPORTING SPECIFIC POLICIES

	1.	Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issue and practices.

2.

Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Institute and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3.

Inquire as to the auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the institute.

4.

Inquire as to the auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

	5.	Determine, as regards new transactions or events, the auditor’s reasoning for the appropriateness of the accounting g principles and disclosure practices adopted by management.

	6.	Assured that the auditor’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

	7.	Inquire as to the auditor’s views about how the Institute’s choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Institute.

III.

SCHEDULED ACTIVITIES

1.

Recommend the selection of the independent auditor for approval by the Board of Directors and election by shareholders, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

	2.	Consider, in consultation with the independent auditor and the management, the audit scope and plan of the independent auditor and the management.

	3.	Review with management and the independent auditor the results of annual audits and related comments in consultation with the Board of Directors and other committees as deemed appropriate including:

		a.	The independent auditor’s audit of the AICPA’s and Related Entities’ annual financial statements, accompanying footnotes and its report thereon.

		b.	Any significant changes required in the independent auditor’s audit plans.

		c.	Any difficulties or disputes with management encountered during the course of the audit.

		d.	Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4.

Review the results of the annual audits of member reimbursements, director and officers’ expense accounts and management perquisites prepared by Internal Audit and the independent auditor respectively.

	5.	Review annually with the independent auditor and the management the results of the monitoring of compliance with the Institutes code of conduct.

	6.	Describe in the AICPA’s Annual Report the Committee’s composition and responsibilities, and how they were discharged.

	7.	Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend to shareholders the appointment of the auditor.

	8.	Assure that the auditor’s reasoning is described in accepting or questioning significant estimates by management.

	9.	Review and update the Committee’s Charter annually.

IV.	“WHEN NECESSARY” ACTIVITIES

	1.	Review and concur in the appointment, replacement, reassignment, or dismissal of a Director of Internal Audit.

2.

Review and approve requests for any management consulting engagement to be performed by the Institute’s independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

	3.	Review periodically with general counsel legal and regulatory matters that may have a material impact on the AICPA’s and Related Entities’ financial statements, compliance policies and programs.

4.

Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.  The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

ANNEX B

2005 STOCK PLAN

HOST AMERICA CORPORATION

2005 STOCK OPTION PLAN

ARTICLE ONE
GENERAL PROVISIONS

       I.  Purpose of the Plan

           The Host America Corporation 2005 Stock Option Plan (the "Plan") is intended to assist Host America Corporation, a Colorado corporation (the "Company"), and its Related Entities (as defined in the Appendix) in recruiting and retaining employees, directors, officers, agents, consultants, independent contractors and advisors (collectively, "Participants"), and in compensating Participants by enabling them to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company, its Related Entities and its shareholders.

           Capitalized terms used and not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

      II.  Structure of the Plan

           Pursuant to the Plan, eligible persons may, at the discretion of the Administrator, be granted options ("Stock Options") to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"). The Stock Options granted under the Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code or options that do not meet the requirements of Incentive Stock Options ("Non-Statutory Stock Options").

      III.  Administration of the Plan

           A.     The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. The Administrator may decide, in its sole discretion, to exempt any grant of Stock Options to a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code from any applicable limitations of Section 162(m) of the Code by requiring decisions as to the grant of such Stock Options to be made by a committee of the Board comprised of two or more "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The foregoing terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability or forfeitability of all or any part of a Stock Option, including, by way of example and not limitation, requirements that the Participant complete a specified period of employment with or service to the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its sole discretion, accelerate the time at which a Stock Option may be exercised, transferred or become nonforfeitable. The Administrator shall have the absolute discretion to determine whether specific grants shall be of Incentive Stock Options or Non-Statutory Stock Options. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan, to prescribe the form of the documents evidencing the grant of Stock Options under the Plan ("Agreements"), to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to the Plan, any Agreements or Stock Options. All expenses of administering this Plan shall be borne by the Company.

           B.     The Board, in its discretion, may appoint a committee of the Board and delegate to such committee all or part of the Board's authority and duties with respect to the Plan. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan.

      IV.  Eligibility

           A.     The persons eligible to participate in the Plan are as follows:

(i)	Employees, directors and officers of the Company or any Related Entity;
(ii)	non-employee members of the Board or non-employee members of the board of directors of any Related Entity; and
(iii)	consultants, agents and other independent advisors who provide services to the Company or to any Related Entity.

      V.  Stock Subject to the Plan

           A.     Shares Issued.  Upon the exercise of a Stock Option, the Company may issue to the Participant (or the Participant's broker if the Participant  so directs), shares of Common Stock from its authorized but unissued Common Stock or reacquired Common Stock.

           B.     Aggregate Limit.  The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed five hundred thousand (500,000) shares (on a pre-reverse stock split basis).

           C.     Reallocation of Shares. If a Stock Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Stock Option or portion thereof may be reallocated to other Stock Options to be granted under the Plan and shall be counted against the maximum number of shares set forth in the last sentence of B above. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Stock Options under the Plan.

           D.     Stock Split; Recapitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number of shares of Common Stock issuable under the Plan and (ii) the number of shares of Common Stock and the exercise price per share in effect under each outstanding Stock Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more shares of the Company's preferred stock which are outstanding on the date of issuance of any Stock Option into shares of Common Stock.

ARTICLE TWO STOCK OPTION GRANTS

      I.  Stock Option Terms

           Each Stock Option shall be evidenced by an Agreement, consisting of one or more documents in the form approved by the Administrator; provided, however, that each such document shall comply with the terms specified below. Each Agreement evidencing an Incentive Stock Option, shall, in addition, be subject to the provisions of the Plan applicable to Incentive Stock Options.

           A.     Exercise Price.

                    1.     The exercise price per share for Common Stock purchased upon the exercise of a Non-Statutory Stock Option shall be determined by the Administrator on the date of grant.

                    2.     The exercise price per share of Common Stock purchased upon the exercise of an Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than the Fair Market Value on the date the Incentive Stock Option is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

                     3.     Unless otherwise provided by the Agreement, the exercise price shall become immediately due upon exercise of a Stock Option and shall, subject to the provisions of Section I of Article Three and the Agreement, be payable in cash or check made payable to the Company.

                     4.     Should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time a Stock Option is exercised, then the exercise price may also be paid as follows:

(i)

in shares of Common Stock held for the lesser of (A) six months or (B) the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)

to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                          Notwithstanding the foregoing, payment of the applicable exercise pursuant to this Section I.A.4 is subject to the approval of the Administrator (which approval may be delayed, conditioned or withheld in its sole and absolute discretion) and compliance with applicable law. In addition, an officer or director of the Company or any Related Entity may pay the exercise price of a Stock Option in shares of Common Stock only if the shareholder approval or "non-employee director" approval requirements described in Article III, Section VIII are satisfied. Moreover, no "cashless exercise" under this Plan shall be permitted by the Administrator if such cashless exercise would contravene any provision of applicable law.

                          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

            B.     Effect of Termination of Service.

                   1.     The following provisions shall govern the exercise of any Stock Options held by a Participant at the time of cessation of Service or death:

(i)

Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

(ii)

Should Participant's Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

(iii)

If the Participant dies while holding an outstanding Stock Option, then the personal representative of his or her estate or the person or persons to whom the Stock Option is transferred pursuant to the Participant's will or the laws of descent and distribution shall have a period of twelve (12) month following the date of the Participant's death during which to exercise each outstanding Stock Option previously held by such Participant.

(iv)	Under no circumstances, however, shall any such Stock Option be exercisable after the specified expiration of the option term.
(v)

During the applicable post-Service exercise period, the Stock Option may not be exercised in the aggregate for more than the number of vested shares for which the Stock Option is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the option term, the Stock Option shall terminate and cease to be outstanding for any vested shares for which the Stock Option has not been exercised. However, the Stock Option shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the Stock Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

(vi)	Should Participant's Service be terminated for Misconduct, then all outstanding Stock Options held by the Participant shall terminate immediately and cease to remain outstanding.
(vii)

Notwithstanding (i), (ii) or (iii) above, in the case of the grant of a Non-Statutory Stock Option, the exercise period shall extend for such period of time following cessation of Service or death as the Administrator shall set forth in the applicable Agreement.

                    2.     The Administrator shall have the discretion, exercisable either at the time a Stock Option is granted or at any time while the Stock Option remains outstanding, to:

(i)

extend the period of time for which the Stock Option is to remain exercisable, following a Participant's cessation of Service or death, from the limited period otherwise in effect for that Stock Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or

(ii)

permit the Stock Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Stock Option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Stock Option had the Participant continued in Service.

            C.     Shareholder Rights.  The holder of a Stock Option shall have no shareholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the exercise price and become the record holder of the purchased shares.

             D.      Unvested Shares. The Administrator shall have the discretion to grant Stock Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedures for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right; provided, however, that no such repurchase right shall be exercised by the Company earlier than six (6) months following the later of (i) the date on which the Stock Option is granted or (ii) the date of which the Stock Option is exercised.

            E.     Limited Transferability of Stock Options.  During the lifetime of the  Participant,  an  Incentive  Stock  Option shall be exercisable  only by the  Participant  and shall not be  assignable   or  transferable  other than by will or by the laws of descent and distribution following the Participant's death.

       II.  Incentive Stock Options

             The terms specified below shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Stock Options. Stock Options which are specifically designated as Non-Statutory Stock Options shall not be subject to the terms of this Section II.

            A.     Eligibility.  Incentive Stock Options may only be granted to Employees.

             B.     Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, provided, however, that in the case of an Incentive Stock Option granted to a 10% Shareholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one-hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

             C.     Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Entity) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Incentive Stock Options are granted.

             D.     Term of Incentive Stock Options. The maximum period in which an Incentive Stock Option shall be exercisable shall be ten (10) years from the date of grant, provided, however, that if any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the option grant date.

             E.      Holding Period.  Except as permitted under the Code, Participant shall not have the right to sell, pledge, hypothecate or otherwise transfer any share of Common Stock acquired pursuant to the exercise of any Incentive Stock Option prior to the later of (i) two (2) years from the date of the grant of the Incentive Stock Option or (ii) one (1) year after the transfer to him of such share of Common Stock.

      III.  Corporate Transaction

            A.     The shares subject to each Stock Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Stock Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that Stock Option and may be exercised for any or all of those shares as fully vested shares of Common Stock; provided, however, that shares of Common Stock subject to an outstanding Stock Option granted to an Employee shall not automatically vest pursuant to this Section III, A until such time as the Employee experiences an Involuntary Termination following such Corporate Transaction.

             B.     The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation set forth in Section II, C above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Stock Option shall be exercisable as a Non-Statutory Option under the Code.

             C.     The grant of Stock Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV.  Cancellation and Regrant of Stock Options

             The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Stock Options under the Plan and to grant in substitution therefore new Stock Options covering the same or different number of shares of Common Stock, but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date. No such replacement Stock Option shall be granted with a lower exercise price than the Stock Option for which it is substituted either six (6) months before or six (6) months after the cancellation.

ARTICLE THREE MISCELLANEOUS

      I.  Financing

          To the extent permitted by applicable law, the Administrator may permit any Participant to pay the option exercise price upon exercise of a Stock Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Administrator in its sole discretion. In no event may the maximum credit available to the Participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the option exercise.

      II.  Effective Date and Term of Plan

            A.     The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"), provided, however, that if the Plan is not approved by a vote of the shareholders of the Company within twelve (12) months after the Effective Date, the Plan and any benefits granted under the Plan shall terminate.

            B.     The Plan shall terminate upon the earliest to occur of (i) ten (10) years from the Effective Date or (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued as vested shares. In addition the Board, in its sole discretion, may terminate the Plan at any time and for any reason it deems appropriate. Upon Plan termination, all Stock Options and vested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the Agreements.

      III.  Amendment of the Plan

              A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Stock Options or vested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require the approval of the Company's shareholders pursuant to applicable laws and regulations.

            B.     Stock Options may be granted under the Plan which are in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained the approval of the Company's shareholders of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised Stock Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate under Section 1274(d) of the Code) for the period the shares of Common Stock were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      IV.  Use of Proceeds

              Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      V.  Withholding

            The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      VI.  Regulatory Approvals

             The implementation of the Plan, the granting of any Stock Options under the Plan and the issuance of any shares of Common Stock upon the exercise of any Stock Option shall be subject to the Company's procurement of all approvals and permits as the Company, in its sole discretion determines to be required by regulatory authorities having jurisdiction over the Plan and the Stock Options granted under it.

      VII.  No Employment or Service Rights

               Nothing in the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity employing or retaining a Participant, which rights are hereby expressly reserved, to terminate a Participant's Service at any time for any reason, with or without cause.

      VIII.  Grants to Officers and Directors

                 Notwithstanding any provision of this Plan to the contrary a Stock Option granted to an officer or director of the Company or any Related Entity must be (i) approved by the Board or a Committee of the Board comprised solely of two or more "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Exchange Act or (ii) approved by the Company's shareholders or ratified by them, no later than the next Special meeting of the Company's shareholders, in accordance with Rule 16b-3(d)(2) of the Exchange Act. The foregoing requirement as to Board, non-employee director or shareholder approval shall not apply if the terms of the applicable Agreement provide that at least six (6) months must elapse from the date on which the Stock Option is granted to the date of disposition of the Stock Option (other than upon exercise or conversion) or such Stock Option's underlying shares of Common Stock.

      IX.  Sarbanes-Oxley Act Compliance

             Notwithstanding any provision of the Plan to the contrary, the Administrator, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the "SEC") and/or the United States Department of Labor, shall (i) notify in a timely manner any Participant qualifying as a beneficial owner of more than 10% of any class of equity security of the Company or any Related Entity registered under Section 12 of the Exchange Act or an officer or director of the Company or any Related Entity (each, a "reporting person" or "insider") of any transaction occurring under the Plan or any Agreement on or after August 29, 2002 that requires reporting by the reporting person or insider on SEC Form 4 or 5, as applicable, each as revised pursuant to amendments to Exchange Act rules 16a-3, 16a-6 or 16a-8, as applicable, made by the SEC pursuant to Section 403 of the Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the "Act"); and (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Plan pursuant to such Act.

APPENDIX to PLAN

      The following definitions shall be in effect under the Plan:

              A.     Administrator  shall mean either the Board or the Committee  acting in its capacity as  administrator of the Plan.

              B.     Board shall mean the Company's Board of Directors.

              C.     Code shall mean the Internal Revenue Code of 1986, as amended.

              D.     Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

               E.     Corporate Transaction shall mean any of the following shareholder-approved transactions to which the Company is a party or affecting the composition of the Board, as the case may be:

(i)

a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii)	the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company,
(iii)	the sale, transfer or other disposition of all or substantially all of the Company's assets to an entity which, immediately prior to such transfer, is not a Related Entity, or
(iv)	a change in the identity of more than three (3) members of the Board over any two-year period.

       For purposes of this definition, "substantially all" shall mean at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of the Company's gross assets, such fair market value to be determined by the Administrator in its sole discretion immediately prior to the transfer. "Net Assets" shall mean total assets as reported on the Company's most recent audited financial statements issued prior to the transfer less any short-term liabilities. "Gross Assets" shall mean total assets as reported on such financial statements.

              F.     Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to have experienced Disability unless a determination of such is made by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

              G.     Employee shall mean an individual who is in the employ of the Company or any Related Entity, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

              H.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)

If the Common Stock is at the time traded on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, as the case may be. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)

If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)

If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market or the  OTC Bulletin Board, then the Fair Market Value shall be determined by the Administrator taking into account such factors, as the Administrator shall deem appropriate, which are determinative of an arm's length transaction between a willing seller and a willing buyer, neither being under an obligation to transact business, including but not limited to appropriate price to sales ratio factors.

              I.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)	such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or
(ii)

such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, or (B) a reduction in his or her level of "base salary", as determined by the Administrator in its sole discretion, by more than 80 percent (80%) over a continuous 12-month period.

              J.     Misconduct shall having the meaning ascribed to such term or words of similar import in the Participants written employment or service contract with the Company or any Related Entity and, in addition, shall include (i) the Participant's breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Related Entity, as determined by the Administrator in its sole discretion; (ii) the Participant's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (iii) the Participant's commission of any act of fraud, embezzlement or dishonesty with respect to the funds or property of the Company or any Related Entity; (iv) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company or any Related Entity; or (v) any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company or any Related Entity in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Administrator may consider as grounds for the dismissal or discharge of any Participant on account of "Misconduct".

              K.     Related Entity A "parent corporation" of the Company or a "subsidiary corporation" of the Company within the meaning of Section 424(e) and (f) of the Code respectively.

              L.     Service shall mean the provision of services to the Company or any Related Entity by a person in the capacity of an Employee, a non-employee member of the Board or the Board of Directors of any Related Entity or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

               M.     Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

               N.     10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Related Entity).

PROXY	HOST AMERICA CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS	PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2005

       The undersigned hereby constitutes and appoints Geoffrey W. Ramsey and David J. Murphy, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of $.001 par value Common Stock or $.001 par value Series B Preferred Stock of Host America Corporation, a Colorado corporation (the "Company"), at the Annual Meeting of Shareholders to be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, at 9:00 a.m., local time, on April 26, 2005, and any and all adjournments thereof (the "Meeting"), for the purposes of considering and acting upon the following matters:

1.	The election of four directors of the Company to serve three-year terms expiring in 2008.	For all nominees listed (except as marked to the contrary below) o	Withhold authority to vote for all nominees o
Nominees:		Gilbert Rossomando	John D’Antona
		Patrick J. Healy	C. Michael Horton
(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the following space):
2.	Approval of the Company’s 2005 Stock Option Plan.
o FOR o AGAINST o ABSTAIN
3.	Ratification of the appointment of J.H. Cohn, LLP as independent auditors for the year ending June 30, 2005
o FOR o AGAINST o ABSTAIN
4.	Such other business as properly may come before the Meeting

       APPROVAL OF EACH MATTER LISTED ABOVE IS NOT CONTINGENT UPON THE APPROVAL OF ANY OTHER MATTER LISTED ABOVE.

(Continued on other side)

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR APPROVAL OF THE 2005 STOCK OPTION PLAN, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED HEREIN WITH RESPECT TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS RELATED TO THE MEETING ABOUT WHICH THE COMPANY DOES NOT RECEIVE TIMELY AND PROPER NOTICE AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2004, furnished therewith.

Dated:	, 2005

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit power of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOST AMERICA CORPORATION.  PLEASE SIGN AND RETURN THIS PROXY TO COMPUTERSHARE INVESTOR SERVICES IN THE ENVELOPE PROVIDED. THE GRANTING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

April 1, 2005